Exhibit 99.1

FDIC

December 13, 2016

Mr. Timothy Sloan
Chief Executive Officer and President
Wells Fargo & Company
420 Montgomery Street, 12th Floor
San Francisco, California 94194

Dear Mr. Sloan:

On October 1, 2016, Wells Fargo Corporation (WFC) submitted to the Board of Governors of the Federal Reserve System and the Federal Deposit Insurance Corporation (FDIC) (together, the Agencies) a response (2016 Submission) to the deficiencies in WFC's 2015 resolution plan (2015 Plan) that the Agencies identified in their joint written notice to the firm dated April 12, 2016 (April Letter).

The Agencies have reviewed the 2016 Submission with respect to the deficiencies jointly identified in the April Letter. Based on this review, the Agencies have jointly determined that the 2016 Submission does not adequately remedy the deficiencies related to Legal Entity Rationalization Criteria and Shared Services identified in the April Letter.

The Agencies have jointly determined, pursuant to Section .6(a) of the Resolution Plan Rule,[1] that WFC and its subsidiaries shall be subject to the restrictions on their activities, growth, and operations, as detailed below.

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[1] 12 CFR parts 243 and 381.

Legal Entity Rationalization

In the April Letter, the Agencies identified a deficiency regarding WFC's criteria for developing and maintaining a rational and less-complex legal entity structure that would facilitate the orderly resolution of the firm in bankruptcy. The April Letter indicated that the firm's legal entity rationalization (LER) criteria lacked specificity that would clearly lead to actions or arrangements that would promote the best alignment of legal entities and business lines to improve the firm's resolvability.

To remedy this deficiency, the Agencies required that WFC establish and then explain in its 2016 Submission LER criteria that (A) are clear, actionable, and promote the best alignment of legal entities and business lines to improve the firm's resolvability and (B) govern the firm's corporate structure and arrangements between legal entities in a way that facilitates the firm's resolvability as its activities, technology, business models, or geographic footprint change over time (collectively, Strategic Changes). In particular, the April Letter stated that the LER criteria should not only provide for the rationalization of current entities but also provide for adequate controls for future strategic actions. The April Letter noted that the lack of adequate criteria that provide sufficient specificity and give appropriate focus to resolution considerations raises questions about whether the firm's legal entity structure is designed to facilitate the firm's bridge bank strategy for an orderly resolution, particularly given ongoing and anticipated expansion in the firm's activities and geographic reach. Some of that expansion is taking place in nonbank subsidiaries of WFC, which would be resolved outside of an FDIC receivership under the firm's bridge bank resolution strategy, and in operations outside the U.S., which would implicate non-U.S. resolution regimes.

The 2016 Submission provided [redacted] LER criteria and described how they would be applied. The Agencies determined that these criteria did not adequately remedy the legal entity rationalization deficiency. As discussed below, the 2016 Submission did not adequately demonstrate how the criteria are "clear, actionable, and promote the best alignment of legal entities and business lines to improve the firm's resolvability." Moreover, the criteria did not adequately "govern the firm's corporate structure and arrangements between legal entities in a way that facilitates the firm's resolvability as its activities, technology, business models, or geographic footprint change over time."

The 2016 Submission did not adequately demonstrate how the criteria are "clear, actionable, and promote the best alignment of legal entities and business lines to improve the firm's resolvability." Notably, the criteria and the application descriptions do not address the specific resolvability risks related to the firm's bridge bank strategy. The 2016 Submission also does not explain how the firm would assess and make decisions based on the criteria. In this regard, the Agencies considered the examples WFC provided to assess how the firm would assess and make decisions based on the criteria. These examples did not demonstrate that the application of WFC's criteria would either (i) lead to specific actions to align legal entities and business lines in a manner that improves the firm's resolvability under the bridge bank strategy, or (ii) confirm that the current or planned alignment improves resolvability. For example, the application of the criteria to one of the firm's business lines only called for "additional research" and "further assess[ment]." This raises questions regarding how obstacles and vulnerabilities associated with the firm's bridge bank strategy are considered and mitigated when applying the criteria to the firm's existing structure and Strategic Changes, what additional research and

further assessments beyond what is called for in the criteria would have to be made, and ultimately, how information would be weighed in making decisions regarding legal entity structure.[2]

The failure of the criteria to be clear, actionable, and promote the best alignment of legal entities raises particular concerns regarding the requirement to establish criteria governing Strategic Changes over time. The 2016 Submission included one criterion to address growth and structural changes that states, in full: "Maintain an organizational structure that facilitates the timely and orderly resolvability of the Company and considers the Company's MEs [material entities], COs [critical operations], CBLs [core business lines], and the level of interconnectedness among them." The firm's application of this criterion states, in full: "Routinely monitor the size (e.g., assets, revenues), interconnectedness, growth prospects, risk parameters, and geographic footprint of both CBLs and non-CBLs (and the LEs [legal entities] through which they operate) and the impact on the Company's resolution strategy (e.g., Wells Fargo Securities and Wells Fargo Advisors). Based on the findings of the Company's routine monitoring of its business activities, the Company will take action to ensure that its organizational structure and its resolution strategy are aligned."

While this criterion may establish an appropriate goal for organizational structure, this criterion, including its underlying application description, is not clear and actionable because it

[2] For example, the application description associated with the criterion regarding WFC's continuity of critical operations states, "Ensure that LEs [legal entities] receiving critical services can continue to receive those services in resolution by (a) maintaining SLAs [service level agreements] that provide for continued access in resolution, and (b) establishing contingency arrangements that are critical to the successful execution of the preferred resolution strategy." It is not clear how the firm considers the resolvability risks of maintaining critical services provided by legal entities that are not subject to FDIC resolution, e.g., the suspension of critical services provided by a broker-dealer or foreign entity.

provides no guidance on how WFC's activities and structure should be assessed to facilitate the timely and orderly resolution of the Company. The 2016 Submission did not include the considerations that would guide the evaluation of size, interconnectedness, growth prospects, risk parameters, and geographic footprint underlying the monitoring process and the actions that would ensure the firm's organizational structure is aligned with its resolution strategy. Without specifying such considerations, it is unclear how WFC would evaluate and address the resolvability impacts of significant growth in, for instance, nonbank and international activities, and whether the strategy for that growth would be consistent with the firm's resolution strategy.

WFC also notes that, based on the monitoring process, it will take action to ensure that its organizational structure and its resolution strategy are aligned. However, it is unclear whether or under what circumstances WFC would take action or what type of actions it would consider taking. Because the criterion is only a general standard without guidelines that include, for example, priorities, decision points, or specific decision parameters, it is not sufficiently clear and actionable to ensure that the firm's corporate structure and arrangements between legal entities will facilitate the firm's resolvability as Strategic Changes occur over time.

As set forth in the April Letter, WFC must demonstrate that its criteria are clear, actionable, and promote the best alignment of legal entities and business lines to improve the firm's resolvability given the firm's bridge bank strategy. WFC could satisfy this requirement by providing (A) examples demonstrating how the firm would apply all of its criteria in specific instances in a way that leads to actions that align its legal entities and business lines in a manner that improves the resolvability of the firm under its preferred resolution strategy, or confirms that the current alignment is resolvable under its preferred strategy; or (B) an analysis of how the

resolvability risks of a bridge bank strategy – e.g., the risks of a disorderly resolution arising from the failure of nonbank entities – are addressed in the criteria.

In addition, WFC should revise its criterion regarding Strategic Changes and application description to specify (i) the considerations that would guide how the firm will actively and continually assess impacts on an orderly resolution based on changes to the firm's corporate structure and arrangements between legal entities to facilitate the firm's preferred strategy as Strategic Changes occur over time (e.g., changes to the firm's interconnectedness, growth, risk parameters, and geographic footprint); and (ii) the types of actions that WFC will take to mitigate the risks of a disorderly resolution that are identified, including changes to its organizational structure and/or its resolution strategy.

As part of this deficiency, the April Letter explained that the 2015 Plan also lacked detail regarding a number of areas important to the separation and sale of Wells Fargo Bank, N.A. into [redacted] regional units, called for in the 2015 Plan. The Agencies found that the 2016 Submission provides the information required to adequately remedy this aspect of the deficiency.[3]

Operational (Shared Services)

The April Letter also identified a deficiency regarding WFC's shared services. The Agencies found that the failure of the 2015 Plan to reflect sufficient progress toward identifying shared services and establishing service-level agreements and contingency arrangements that are critical to the successful execution of the firm's resolution strategy was a deficiency.

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[3] The 2016 Submission also enhanced the actionability of the regional-unit sales by [redacted]. As described in the 2017 Guidance, the items for sale or divestiture presented in the 2017 Plan (defined below) also should provide meaningful optionality in resolution under different market conditions.

Identification of Critical Services[4] is a fundamental first step toward achieving basic capabilities related to the continuation (including transfer and wind-down) of critical operations in resolution.

To address this deficiency, the Agencies required WFC, by the time of its 2016 Submission, to identify all Critical Services necessary to support its material entities and regional units identified for disposition; map how and where these services support the firm's core business lines, critical operations, and regional units that the firm plans to dispose of as part of its resolution strategy; and incorporate such mapping into LER criteria and implementation efforts.[5]

The 2016 Submission reflects that WFC had identified its Critical Services and mapped how and where these services support the firm's businesses, operations, and regional units identified for disposition as part of the 2015 resolution strategy. The 2016 Submission also reflects that WFC had incorporated the mapping of Critical Services into the firm's LER criteria by revising the firm's criterion regarding shared services and adding an application description. However, the Agencies determined that WFC had not adequately incorporated the mapping of Critical Services into the firm's LER implementation efforts.

In particular, WFC has not taken actions or adopted project plans to correct any misalignments between the firm's LER criteria and the Critical Services delivery model reflected in the mapping, and has not even completed an assessment of the alignment between its LER criteria and its Critical Services delivery model to determine whether such actions or project plans are necessary. Only after misalignments are identified can WFC initiate its LER

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[4] Critical Services are shared services that support critical operations.

[5] The Agencies' letter to WFC in November 2014 and additional communication in February 2015 also instructed WFC to evaluate its existing legal entity structure against its criteria and make adjustments as appropriate.

implementation efforts to address such misalignments to improve resolvability and facilitate the execution of its preferred strategy. The 2016 Submission reflects that WFC did not complete such an assessment. Instead, it indicates that WFC has developed a plan to do so in the first quarter of 2017 and to take further action or develop project plans to do so as necessary based on the results of that assessment. A plan to eventually take the initial steps required to identify the actions and project plans required to ensure the alignment of WFC's LER criteria and its Critical Services delivery model is not sufficient to satisfy the Agencies' requirement that WFC incorporate the mapping of Critical Services into its LER implementation efforts.

As set forth in the April Letter, WFC must complete its plan to incorporate the mapping of Critical Services into the firm's LER implementation efforts. Specifically, WFC must complete an assessment of the alignment between its LER criteria and its Critical Services delivery model and, if this review results in the identification of exceptions to the criteria, develop detailed plan(s) to align WFC's service delivery model with its criteria and improve resolvability.

Governance

WFC's 2016 Submission reflects that it has taken the remedial actions required by the Agencies to address the governance deficiency identified in its 2015 Resolution Plan. In particular, WFC provided a process that it recently implemented regarding the preparation of resolution plans, including mechanisms for independently verifying internal coordination and review and active oversight by management. WFC is required to submit its next resolution plan by July 1, 2017 (2017 Plan). WFC is expected to apply this process in the development of its 2017 Plan, including by verifying financial statements used in the 2017 Plan.

Conclusion

WFC must provide to the Agencies a revised submission (Revised Submission) that adequately remedies the remaining deficiencies as outlined in this letter.

Because the Agencies have jointly determined that the 2016 Submission does not demonstrate that WFC has adequately remedied two deficiencies, the Agencies have further jointly determined that WFC and its subsidiaries shall be subject to restrictions on activities, growth, and operations pursuant to Section .6(a) of the Resolution Plan Rule.[6] The Agencies have determined that restrictions on the growth of the international and nonbank activities and certain operations of WFC and its subsidiaries are appropriate in light of the nature of the deficiencies and the resolvability risks posed by WFC's failure to remedy the deficiencies. Specifically, the following restrictions shall be in effect until the Agencies jointly determine that WFC has submitted a Revised Submission that adequately remedies the two deficiencies noted above. Effective immediately, the Agencies have jointly determined that:

1. Neither WFC nor any subsidiary may establish a "foreign bank" or "foreign branch," as the two terms are defined in 12 CFR 211.2; and
2. Neither WFC nor any subsidiary may acquire any nonbank subsidiary, as identified in reporting form FR Y-9LP.

In addition, if the firm has not submitted its Revised Submission by March 31, 2017, or the Agencies have jointly determined that the Revised Submission has not adequately remedied the deficiencies, then:

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[6] 12 CFR part 243 and 12 CFR part 381.

1. WFC's nonbank entity total assets may not exceed the level reported as of September 30, 2016,[7] for financial reporting periods after the failure to timely submit or the joint determination; and
2. WFC's broker-dealer entity total assets may not exceed the level reported as of September 30, 2016,[8] for financial reporting periods after the failure to timely submit or the joint determination.

If WFC has not adequately remedied the deficiencies within two years from the date of this letter, the Dodd-Frank Act provides that the Agencies, in consultation with the Financial Stability Oversight Council, may jointly require WFC to divest certain assets or operations to facilitate an orderly resolution of the firm in bankruptcy.

The Agencies' findings described in this letter relate only to the Agencies' review of the joint deficiencies identified in the April Letter.[9] As explained in the April Letter and the Agencies' *Guidance for 2017 § 165(d) Annual Resolution Plan Submissions By Domestic Covered Companies that Submitted Resolution Plans in July 2015* (Guidance for 2017 Submissions), the Agencies will review the 2017 Plan to determine if WFC has met the requirements of section 165(d) of the Dodd-Frank Act, including those detailed in the Guidance for 2017 Submissions.[10] If the Agencies jointly decide that the matters detailed in the Guidance

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[7] "Nonbank entity total assets" is defined as the sum of lines 15.a. and 15.b. of 'Schedule PC-B Memorandum' in reporting form FR Y-9LP.

[8] "Broker-dealer entity total assets" is defined as the net assets reported on line 20.a. of 'Schedule HC-M--Memorandum' in reporting form FR Y-9C.

[9] The 2016 Submission was not required to include informational content other than as specified in the April Letter.

[10] In the event impediments arise that are outside the firm's control (e.g., regulatory approvals) and the firm believes a different schedule for completion is necessary for one or more current or planned future actions, the firm should provide detailed support for that schedule, and the Agencies will determine on a case-by-case basis whether a

for 2017 Submissions are not satisfactorily addressed in the 2017 Plan, the Agencies may determine jointly that the 2017 Plan is not credible or would not facilitate an orderly resolution under the U.S. Bankruptcy Code.

As stated in the April Letter and the 2015 Communication, planned future actions necessary to meet the expectations of the Guidance for 2017 Submissions generally are expected to be completed no later than July 1, 2017.

If you have any questions about the information communicated in this letter, please contact the Agencies.

Very truly yours,

Signed

Margaret McCloskey Shanks
Deputy Secretary of the Board
Board of Governors of the
Federal Reserve System

Very truly yours,

Signed

Robert E. Feldman
Executive Secretary
Federal Deposit Insurance Corporation

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different schedule is consistent with the requirements of the implementing rules. If the firm has previously provided the Agencies with support for that schedule, the firm may incorporate that support by reference as appropriate.